UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 2, 2011

SERVIDYNE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	0-10146	58-0522129

(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1945 The Exchange
Suite 300
Atlanta, Georgia	30339-2029

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (770) 953-0304
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     Mortgage Note. A subsidiary of Servidyne, Inc. (the “ Company”) is the obligor under a mortgage note payable on the Company’s corporate headquarters building, which is pledged as collateral on the note. The principal amount of this note was approximately $4,100,000 at January 31, 2011. Exculpatory provisions of the mortgage loan limit the obligor’s liability for repayment to its interest in the mortgaged property. The note bears interest at 7.75% and matures August 1, 2012. As discussed in the Company’s prior reports filed with the Securities & Exchange Commission (the “ SEC”), due to the Company’s dispositions of real estate assets, this mortgage note is the last remaining mortgage obligation of the Company. In addition, as a result of the dispositions, the Company concluded in the third quarter of fiscal year 2011 to discontinue separate financial statement reporting of its former Real Estate Segment.
     Secured Term Note. Another of the Company’s subsidiaries is the obligor on a secured note payable to a third party in the principal amount of $1,000,000 as of January 31, 2011. The note was originally assumed, as amended, in connection with an acquisition in 2003. Within the terms of the note, the Company will not have to repay $150,000 of the above principal amount provided that it complies with the terms of the note.
     In the third quarter of fiscal 2011, the Company’s subsidiary and the lender entered into an agreement to amend the note as follows:
•	The maturity date of the note, originally December 18, 2011, and principal payment structure was amended such that principal payments commenced on February 19, 2011, based on a 60-month amortization. In addition, a $150,000 principal payment is due on October 19, 2011, with a balloon payment of the remaining principal balance of approximately $408,000 due on January 19, 2016; and
•	The interest rate was changed from the prime rate plus 1.5% to a fixed rate of 6% per annum.
     The note continues to be secured by the general assets of a subsidiary.
     The documents related to the mortgage note and term note are filed herewith as Exhibits 10.1 through 10.4 and Exhibits 10.5 though 10.10, respectively. The summaries of these documents contained herein are qualified in their entirety by the full text of such documents.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
     The disclosure set forth above under Item 1.01 is incorporated by reference herein in response to this Item 2.03.

ITEM 8.01.	OTHER EVENTS.
     In coordination with the Company’s filing of Amendment No.1 to the Company’s Annual Report on Form 10-K/A for the year ended April 30, 2010, the Company hereby amends and restates its risk factors previously filed with the SEC. The following risk factors supersede in their entirety the Company’s previously filed risk factors. In the following discussion of risks, “we,” “our,” “us,” the “Company” or “Servidyne” refer to Servidyne, Inc. and its subsidiaries, unless the context clearly requires otherwise.
RISK FACTORS
     The following risk factors should be considered in evaluating the Company. These risk factors outline current risks the Company faces. Any of these potential risk factors, if actually realized, could result in a materially negative impact on the Company’s business and financial results. In such an event, the trading price of the Company’s stock could be materially adversely impacted.

We have experienced consolidated net losses in each of the last two fiscal years, and expect to experience a net loss for the fiscal year ending April 30, 2011. There is no guarantee that we will be able to generate net earnings in the near future, or at all.
     We experienced consolidated net losses of approximately $1.9 million and $5.0 million for our fiscal years ended April 30, 2010, and April 30, 2009, respectively, and approximately $2.0 million for the nine months ended January 31, 2011, and we expect to incur a consolidated net loss for our fiscal year ending April 30, 2011. Despite increases in sales and our efforts at expense reduction, we cannot assure you that we will attain sustained profitability in the near future, or at all.
We have used a significant amount of cash for operations in recent years. We may deplete our capital resources before we achieve sufficient positive cash flow to fully fund our operations, and may not be able to secure additional capital on favorable terms and on a timely basis, or at all, which could materially adversely affect our ability to grow or continue to operate our business.
     We believe that we have, or can obtain, sufficient capital resources to operate our business in the ordinary course until we begin to generate sufficient cash flow from operations; however, this will depend substantially upon future operating performance (which may be affected by prevailing economic conditions) and financial, business and other factors, some of which are beyond our control. Failure to secure adequate resources for working capital and capital expenditures could materially impair our ability to continue to operate.
     The Company has historically generated substantial liquidity from the sale of real estate assets. For instance, in June 2010, we successfully closed on the sale of our owned shopping center in Jacksonville, Florida, generating net cash proceeds of approximately $2 million, and in December 2010, we successfully closed on the sale of our owned shopping center in Smyrna, Tennessee, generating net cash proceeds of approximately $250,000. As a result, our real estate assets now consist of only our corporate headquarters building in metropolitan Atlanta, Georgia; a commercially zoned land parcel in North Ft. Myers, Florida; and commercially-zoned land parcels in Oakwood, Georgia. In addition, given the recent decline in commercial real estate values in the United States, the Company may be unable to sell any of its few remaining real estate assets at acceptable prices, or at all, in the near future.
     In the event that currently available cash and cash generated from operations were not sufficient to meet future cash requirements, we might need to:
•	refinance existing debt, or obtain new funds through bank loans or equity or debt security issuances
•	sell real estate or other assets;
•	limit growth or curtail operations to levels consistent with the constraints imposed by the available cash and cash flow; or
•	pursue any combination of these options.
Our ability to secure new debt or equity financing could be limited by economic conditions.
     We cannot provide assurance that any reductions in planned expenditures or curtailment of operations would be sufficient to cover shortfalls in available cash, or that debt or equity financing or real estate or other asset sales would be available on terms acceptable to us, if at all, in which event we could deplete our capital resources before achieving sufficient cash flows to fund operations, and might be obliged to explore strategic alternatives for our business, or cease operations.
The future of our business depends on the success of our building performance efficiency offerings. If we fail to continue to grow revenues and profitability from these offerings, our prospects will be adversely affected.
     Our strategic focus is on developing our building performance efficiency, or BPE, offerings. The Company’s few remaining real estate assets are not an element of our growth strategy, as we intend to dedicate our future capital resources and management attention to growing the BPE business.
     Our ability to achieve earnings in recent years has been significantly dependent on achieving capital gains from the sales of real estate properties. Most of the proceeds from these sales have been invested in establishing and growing the BPE business. As a result, we have limited remaining real estate holdings, and consequently, real estate capital gains cannot be depended upon as a primary source for future earnings.

     In addition, as a result of these real estate dispositions, rental income, another source of our historical earnings, has been negatively impacted. Accordingly, in order for us to improve profitability in the future, the BPE business will need to be expanded sufficiently to produce consolidated net earnings. There can be no guarantee, however, that the BPE business will be able to produce sufficient earnings, if any, to replace the earnings contribution that was generated by our former real estate segment in recent years, particularly in light of the BPE business’ lack of a long-term track record of sustained profitability.
Our ability to implement our growth strategy for the BPE business will depend upon a variety of factors that are not entirely within our control, including, but not limited to:
•	our ability to add new product and service offerings on a timely basis, and to keep our current products and services competitive;
•	the successful hiring, training and retention of qualified personnel;
•	the establishment of new relationships and the expansion of existing relationships with customers and suppliers;
•	the availability of adequate capital; and
•	our ability to make profitable business acquisitions and to integrate such acquired businesses into existing operations.
     To date, our BPE business has yet to achieve sustained profitability. In light of the absence of a proven long-term track record of sustained profitability for the BPE business, we cannot guarantee that our growth strategy will be successful. If our growth strategy ultimately were to be unsuccessful, our revenues, earnings and stock price would be adversely affected.
Our earnings could be adversely affected by non-cash adjustments to goodwill and other assets.
     As prescribed by generally accepted accounting principles in the United States, we undertake an annual review of goodwill and other intangible assets balances. This test is performed during the third quarter of our fiscal year, unless there has been a triggering event that warrants an earlier interim testing for possible impairment. Our most recently completed annual test indicated that no impairment existed as of January 31, 2011. Future impairment tests could yield different results, however, depending upon such factors as our actual operating performance being significantly different than our assumptions utilized in the testing, or as a result of changes in our industry. Consequently, future tests may result in an impairment of goodwill or other intangible assets, in which event we would be required to record a non-cash charge to earnings in our financial statements during the period in which such impairment were determined to exist. Our goodwill and other intangible assets at January 31, 2011, were approximately $8.6 million, or approximately 34% of our total assets. At April 30, 2010, they were approximately $8.7 million, or approximately 21% of total assets.
     Non-cash adjustments to other assets can also negatively affect our earnings. For instance, as reflected in our recent filings, we had to record a one-time non-cash income tax valuation allowance of $857,000 on our state deferred income tax assets, as a result of our periodic review of the recoverability of our deferred tax assets.
     Any such charges could have a material adverse effect on our results of operations.
The markets for our products, services and technology are very competitive and are becoming more so; if we cannot successfully compete in those markets, our business could be materially and adversely affected.
     The markets for our energy savings products, services and technology are highly competitive and fragmented, and are subject to rapidly changing technologies, emerging competing products and services, frequent performance improvements, and evolving industry standards. We compete against not only smaller companies of similar size to us, but also against much larger traditional and competitive energy efficiency services providers and energy services companies. We expect competition in our markets to increase in the future because of the substantial near-term and long-term growth potential of our markets. Competition could arise from both newly organized businesses, as well as from business expansions by established enterprises into our markets. Increased competition could cause us to reduce the price of our energy savings products and services, and we could experience lower gross profit margins and slower growth, or even a loss of market share.

     Many of our existing competitors, as well as many potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, marketing, sales, manufacturing and other resources than we do. This may enable these competitors to develop and implement new and better product, service and/or technology offerings more quickly than we can, and to adapt more rapidly to changes in customer requirements or preferences. Greater resources may also enable competitors to promote their products more effectively, or price them more attractively, than we can. Established larger enterprises may have existing customer, vendor and partner relationships that may give them a competitive advantage vis-à-vis our BPE offerings, and other competitors with greater resources may be more attractive to potential new customers, vendors, partners and employees than we may be to them.
     Consequently, we cannot assure you that we will have the financial resources, technologies, portfolio of products and services, or marketing, sales and operating support capabilities to compete successfully in the future, which could materially and adversely affect our revenues and profits.
Failure to adequately expand our sales force may impede our growth.
     We are dependent on our direct sales force to obtain new customers for our BPE business, particularly large enterprise customers, and to help manage our customer base. We operate in a very competitive marketplace for sales personnel with the advanced sales skills, technical knowledge, industry experience, and existing customer relationships that we need. Our ability to achieve significant growth in revenues in the future will depend, in large part, on our success in recruiting, training, motivating and retaining a sufficient number of such qualified sales personnel. New personnel require significant training. Our recent hires and planned new hires might not prove to be as productive as we would like or expect, and we might be unable to hire a sufficient number of qualified individuals in the future in the markets where we conduct or desire to conduct business. If we cannot hire, develop, and retain a sufficient number of qualified and productive sales personnel, our revenues and profitability could be adversely impacted, and as a result, our growth could be impeded, which could have a material adverse effect on our business and financial position.
As more of our sales efforts are targeted at larger enterprise customers, sales cycles may become longer and more expensive, and we may encounter pricing pressures and implementation challenges, all of which could harm our business.
     We are seeking to continue our recent years’ success in obtaining additional larger enterprise customers for our BPE offerings. As we target more of these customers, we anticipate potentially facing greater sales and marketing costs, longer sales cycles and less predictability in closing sales. In this market segment, a customer’s decision to use our BPE products and services may be an enterprise-wide decision, and if so, this type of sale could require us to provide greater levels of education to prospective customers regarding the use and benefits of our building performance-enhancing products and services.
     In addition, larger customers may demand more customization, enhanced integration services and additional product features and services. As a result of these factors, new sales opportunities may require us to devote greater sales support and professional services resources to individual customers, driving up the costs and the amount of time required to close sales and diverting selling and professional services resources to a smaller number of larger transactions. Because of these factors, the risk of not closing a sale with a larger enterprise customer may be greater than with smaller customers, and the results of such potential failure, due to higher costs and fewer overall ongoing sales initiatives, also could be greater. Moreover, the purchasing power of larger enterprise customers may result in lower profit margins.
A limited number of customers comprise a significant portion of our revenues and backlog. The loss of, or any significant decrease in, business from these customers could have an adverse effect on our results.
     A significant portion of our revenues and backlog for the fiscal year ended and as of April 30, 2010, and the nine months ended January 31, 2011, were derived from a relatively limited number of customers. In fiscal year 2010, we generated approximately 27% of revenues from our largest customer, and our top five customers accounted for approximately 53% of revenues. At April 30, 2010, approximately 55% of our backlog was due to one customer, and the top five customers accounted for approximately 83% of our backlog. For the nine months ended January 31, 2011, we generated approximately 28% of revenues from our largest customer, and our top five customers accounted for approximately 64% of revenues. At January 31, 2011, approximately 32% of our backlog was due to one customer, and the top five customers accounted for approximately 81% of our backlog.

     This customer concentration increases the risk of fluctuations in our revenues and operating results. If we lose a significant customer, or if revenues or orders from significant customers decline, our business, results of operations and financial condition could be materially adversely affected. Additionally, if one of these customers is lost, or if revenues or orders from one or more of these customers decline, we cannot assure you that we will be able to replace or supplement the lost customers with others that generate comparable revenues or profits.
A portion of our revenues is derived from fixed price contracts, which could result in losses on contracts.
     A portion of our revenues and current backlog is based on fixed price or fixed unit price contracts that involve risks relating to our potential responsibility for the increased costs of performance under such a contract. Generally, under fixed price or fixed unit price contracts, we have to absorb any increase in our costs not caused by a customer modification or other compensable change to the original contract, whether due to inflation, inefficiency, faulty estimates or other factors. There are a number of other factors that could create differences in contract performance, as compared to the original contract price, including, among other things, differing facility conditions, insufficient availability of skilled labor in a particular geographic location and insufficient availability of materials.
We often utilize subcontractors in performing services or completing projects, whose potential unavailability or unsatisfactory performance could have a material adverse effect on our business and financial position.
     We often utilize unaffiliated third-party subcontractors in order to perform some of our energy engineering and consulting services, proprietary software and other IT development projects, much of our energy savings maintenance, installation and retrofit projects, and most of our other construction-related projects and services. As a consequence, we depend on the continuing availability of, and satisfactory performance by, such subcontractors. Such subcontractors may not be available at the times or in the quantities needed, or in the markets where we operate, or the quality of work by such subcontractors may prove to be below acceptable standards.
     In addition, the subcontractors may be unable to qualify for payment and performance bonds to ensure their performance or may be otherwise inadequately capitalized. Insurance protection available to subcontractors for construction defects, if any, is increasingly expensive and may become unavailable, and the scope of such protection may become greatly limited.
     If as a result of subcontractor problems or failures, we were unable to meet our contractual obligations to our customers, or were unable to successfully recover sufficient indemnity from our subcontractors or their bond or insurance carriers, then we could suffer losses which could decrease our profitability, damage our customer relations, significantly harm our reputation, or otherwise have a material adverse effect on our business and financial position.
If our security measures for our proprietary technology solutions were breached, and as a result unauthorized access to a customer’s data were obtained, our BPE offerings could be perceived as not being sufficiently secure, customers might curtail or stop using our products and services, and we could incur significant losses and liabilities.
     Our proprietary technology solutions involve the storage of customers’ data and information, whether locally on the customers’ own computers, or on our computers. Some of these proprietary technology solutions also involve the transmission of such data and information. Security breaches could expose us to partial or total loss of this data and information, potential litigation, and possible liability.
     If security measures were breached as a result of third-party action, employee error, malfeasance or otherwise, during transfer of data and information to data centers or at any time, and, as a result, someone were to obtain unauthorized access to any of our customers’ data and information, our reputation might be damaged, our business might suffer, and we might incur significant losses and liability.
     Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently, and generally are not recognized until after being launched against a target, we might be unable to anticipate such techniques or to implement adequate preventative measures on a timely basis.

     If an actual or perceived breach of security were to occur, the market perception of the effectiveness of our security measures could be harmed, we could lose sales and customers, and our business and financial potential could be harmed.
We depend on the assistance of our customers to complete energy savings projects on a timely basis. If a customer were unable or unwilling to offer us assistance on a timely basis, or at all, it could affect project timelines and reduce or slow the recognition of energy savings project revenues.
     Much of the work we perform requires significant interaction with our customers. Therefore, we must have our customers’ full cooperation to complete projects on a timely basis. In the early stages of a project, we are at risk of our customers not providing accurate or timely data for project implementation. Also, we must frequently access our customers’ facilities, and any restriction of such access could delay or prevent the completion of projects.
Our recently introduced Fifth Fuel Management® offering is largely untested. If we fail to fully develop this offering, its prospects could be adversely affected. Moreover, developing Fifth Fuel Management® will require additional capital, which we may not be able to obtain.
     Our Fifth Fuel Management® offering is relatively new, and its business viability is largely untested. Our ability to develop Fifth Fuel Management® into a profitable product line depends upon a variety of factors, some of which are not entirely within our control, including:
•	our ability to develop, acquire and/or license any additional technologies and processes necessary to fully develop and implement the Fifth Fuel Management® system;
•	our ability to market and sell this new offering to significant customers, such as public and investor-owned utilities and building owners and operators; and
•	the availability of adequate capital to fund the full development, marketing and working capital requirements of Fifth Fuel Management®.
     In light of the relative newness of Fifth Fuel Management®, and the absence of a proven track record of profitability, we cannot guarantee that this offering will be successful.
     In addition, we anticipate that developing the Fifth Fuel Management® offering to meet expected demand will require additional capital, which we may seek to raise through outside sources or the sale of assets. We cannot assure you that we will be successful in raising adequate additional capital on acceptable terms, or at all.
     If the new Fifth Fuel Management® system ultimately were to be unsuccessful, our revenues, earnings, financial position, stock price and the business as a whole could be adversely affected.
The value to customers of our energy savings products and services is substantially impacted by the prevailing conditions of energy markets; if energy prices and utility costs were to decline, our sales might not grow, or could even decline.
     The financial value to customers who utilize our energy efficiency products and services is usually measured by the energy and utility cost savings to be realized over time. Accordingly, the return on our customers’ investment for installing energy efficient products and services and the time period necessary for our customers to recoup their initial investment in utilizing these products and services are directly correlated with the prevailing retail market prices for energy. If the price of energy and utility rates drop, customers’ energy savings and returns on investment from energy efficiency products and services would be less, and the time period over which their investment could be recovered through energy and utility costs savings would be extended. Consequently, if energy prices were to decline, demand for our energy efficiency products and services could decline as a result, as potential customers would be dissuaded from an upfront investment that may not produce an attractive return on investment for some time.
     A decline in energy prices could not only negatively affect the level of sales of energy savings products and services, but could also decrease the profitability of such products and services, as we might be obliged to lower prices in response to a resulting decrease in customer demand.
We depend upon key personnel, and the loss of any such key personnel could adversely impair our ability to conduct business. In addition, implementing our growth strategy will require the addition of more suitable personnel.

     One of our objectives is to develop and maintain a strong management team at all levels. At any given time, we could lose the services of key executives or other key employees, and the loss of any such key personnel could adversely affect our results of operations, financial condition and ability to execute our business strategy. If we were to lose a member of our senior management team, we might be required to incur significant costs in identifying, hiring and retaining a replacement for such departed executive.
     In addition, the growth of our BPE business will require the addition and retention of qualified personnel. Some of our offerings, such as energy engineering, energy savings project design and implementation, and various IT-oriented products and services, may require personnel with special skills who are in high demand in the employment marketplace. We compete for such personnel with some companies with much greater resources. Accordingly, we may not be able to attract and hire such personnel or retain them in the face of better offers from competitors.
Prevailing capital market and economic conditions could impact demand for our services and products.
     U.S. and international capital markets have experienced severe volatility, disruptions and failures in recent years, and the U.S. economy has only recently emerged from recession. Customers and potential customers who are capital-constrained, whether due to a weak economy or deteriorated market conditions, may delay or even cancel certain operating expenses and/or capital expenditures, including expenditures for our services and products.
If we cannot find suitable candidates for business acquisition or cannot integrate completed business acquisitions successfully, our prospects could be adversely affected.
     In addition to organic growth, our strategy includes growth through business acquisitions. Our BPE business was established through several business acquisitions over the years. We compete for acquisition opportunities with other companies that have significantly greater financial resources. Therefore, there is a risk that we may be unable to complete an important acquisition because another company may be able to pay more for a potential acquisition candidate or may be able to use its financial resources to acquire a potential acquisition candidate before we could obtain the requisite financing.
     Even if we complete a desirable business acquisition on favorable terms, we may not be able to successfully integrate any newly acquired company into existing operations on a timely basis. Integration of a substantial business is a challenging, time-consuming and costly process. It is possible that the acquisition itself or the integration process could result in the loss of the acquired company’s management or other key employees, the disruption of the acquired company’s business, or inconsistencies in standards, controls, procedures and policies that could adversely affect the acquired company’s ability to maintain good relationships with its suppliers, customers and employees.
     In addition, successful integration of an acquired company requires the dedication of significant management resources that may temporarily detract attention from Servidyne and the acquired company’s day-to-day businesses. If we cannot integrate the organization, operations and systems of an acquired company in a timely and efficient manner, the anticipated benefits of a completed acquisition may not be fully realized.
We could be exposed to environmental liability related to the disposal of hazardous materials.
     One of our key offerings is replacing existing lighting systems with newer, more energy efficient lighting systems in various types of facilities. Replacing lighting systems can often involve removing, handling and disposing of hazardous materials. Various federal, state and local laws govern the handling of hazardous materials. Complying with environmental laws and regulations can be costly. If we fail to comply, we could face liability from government authorities or other third parties. Even in cases where we subcontract the disposal of such materials, we could face potential liability. Judgments, fines or similar penalties for environmental non-compliance could negatively affect our financial position and reputation.
We are subject to changing regulations regarding corporate governance and required public disclosure that have increased both the costs of compliance and the risks of noncompliance. As a small public company, these costs of compliance may affect us disproportionately as compared with larger competitors.
     As a public company, we are subject to the laws, rules and regulations, and standards of various governing bodies, including the Securities and Exchange Commission, Nasdaq and the Public Company Accounting Oversight Board, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded. The Company’s efforts to comply with these regulations have resulted in, and are expected to continue to result in, increased general and administrative expenses and a diversion of management time and attention away from earnings-generating activities to compliance activities.
     In addition, because these laws, rules and regulations, and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to satisfactorily address and remain in compliance with all of these laws, rules and regulations, and standards, and any subsequent revisions or additions, our business may be adversely impacted.
     Moreover, many compliance costs are not in direct proportion to the size of a particular company. As a small public company, these costs might affect us disproportionately, particularly in comparison to our larger public competitors. We may also be at a disadvantage vis-à-vis public company compliance costs compared with privately held competitors that are not subject to the same laws, rules and regulations, and standards.
We might not be able to refinance the mortgage debt on our corporate headquarters building on a timely basis or on acceptable terms.
     At January 31, 2011, we had a mortgage note payable of approximately $4.1 million on our corporate headquarters building, which is pledged as collateral on the note. The note matures on August 21, 2012. Exculpatory provisions of the mortgage loan limit our liability for repayment to our interest in the mortgaged property. The property’s current leasing status, physical condition and net operating income; global, national, regional or local economic conditions; financial and credit market conditions; the level of liquidity available in real estate markets; the Company’s financial position; the terms and conditions or status of the Company’s other corporate loans; or other prior financial commitments could impair the Company’s ability to refinance the mortgage debt on the corporate headquarters building at a time when such refinancing might be necessary. Moreover, such refinancing might not be available at acceptable terms, including in respect of loan principal amounts, interest rates, amortization schedules, guaranties or maturity terms.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

10.1	Real Estate Note dated July 17, 2002, made by 1945 The Exchange LLC (an affiliate of the Company) in favor The Ohio National Life Insurance Company (related to the Company’s corporate headquarters building).

10.2	Deed to Secure Debt and Security Agreement made and entered into as of July 17, 2002, by and between 1945 The Exchange LLC and The Ohio National Life Insurance Company (related to the Company’s corporate headquarters building).

10.3	Assignment of Leases and Rents made and entered into as of July 17, 2002, by and between 1945 The Exchange LLC and The Ohio National Life Insurance Company (related to the Company’s corporate headquarters building).

10.4	Unconditional Guaranty of Payment and Performance made as of July 17, 2002, by Abrams Properties, Inc. (an affiliate of the Company) in favor of The Ohio National Life Insurance Company (related to the Company’s corporate headquarters building).

10.5	Consolidated Amended and Restated Renewal Note and Security Agreement dated as of December 18, 2003, by and among National Loan Investors, L.P., DMD2, Inc. (f/k/a the Wheatstone Energy Group, Inc.) and Servidyne Systems, LLC (f/k/a The Wheatstone Energy Group, LLC, f/k/a WEGI Acquisition, LLC) (an affiliate of the Company).

10.6	Assumption Agreement dated as of December 18, 2003, by and among National Loan Investors, L.P., DMD2, Inc., Servidyne Systems, LLC, M. Todd Jarvis and Paul M. Williams.

10.7	Loan Modification, Extension, Reaffirmation and Assumption Agreement dated as of March 9, 2011, by and among National Loan Investors, L.P. and Servidyne Systems, LLC.

10.8	Modification and Extension Promissory Note and Security Agreement No. 1 dated March 9, 2011, and effective January 19, 2011, between and among National Loan Investors, L.P. and Servidyne Systems, LLC.

10.9	Modification and Extension Promissory Note and Security Agreement No. 2 dated March 9, 2011, and effective January 19, 2011, between and among National Loan Investors, L.P. and Servidyne Systems, LLC.

10.10	Unconditional Guaranty of Payment and Performance made and entered into March 9, 2011, by Abrams Power, Inc. (an affiliate of the Company) to and in favor of National Loan Investors, L.P.

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVIDYNE, INC.
Dated: June 2, 2011	By:	/s/ Rick A. Paternostro
Rick A. Paternostro
Chief Financial Officer